                                                                 EXHIBIT 10.12.1

                               AMENDMENT NO.1 TO
                      1998 STOCK OPTION AND INCENTIVE PLAN

         The Trinity Industries, Inc. 1998 Stock Option and Incentive Plan, as amended from time to time (the "Plan"), is hereby amended by this Amendment No. 1, effective as of December 9, 1999.

         Any term which is not defined below shall have the meaning set forth for such term in the Plan.

         1. Section 11 of the Plan is hereby amended and restated as follows:

                  Non-transferability of Stock Options. A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, a Non-qualified Stock Option may be transferred to one or more members of the immediate family of the Optionee, to a trust for the benefit of one or more members of the immediate family of the Optionee, to a partnership, the sole partners of which are the Optionee and members of the immediate family of the Optionee, or a foundation in which the Optionee controls the management of the assets. Upon any transfer, a stock option will remain subject to all the provisions of this Plan and the option agreement, including the provisions regarding termination of rights with respect to the stock option upon termination of the Optionee's employment, and the transferee shall have all of the rights of and be subject to all of the obligations and limitations applicable to the Optionee with respect to the stock option, except that the transferee may further transfer the stock option only to a person or entity that the Optionee is permitted to transfer the stock option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a stock option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a stock option shall be null and void and without effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the day and year first above written.


                                               TRINITY INDUSTRIES, INC.


                                               BY: /s/ ILLEGIBLE
                                                  -----------------------------